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                                IMAX CORPORATION
                                  Exhibit 32.3

                                 CERTIFICATIONS
              PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF
          2002 (SUBSECTIONS (A) AND (B) OF SECTION 1350, CHAPTER 63 OF
                          TITLE 18, UNITED STATES CODE)



         Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections
(a) and (b) of section 1350, chapter 63 of title 18, United States Code), I, Francis T. Joyce, Chief Financial Officer of IMAX Corporation, a Canadian corporation (the "Company"), hereby certify, to my knowledge, that:

         The Annual Report on Form 10-K/A for the fiscal year ended December 31, 2002 (the "Form 10-K/A") of the Company fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form 10-K/A fairly presents, in all material respects, the financial condition and results of operations of the Company.


Dated: November 10, 2003                           "Francis T. Joyce"
       -----------------                    -------------------------------
                                            Francis T. Joyce
                                            Chief Financial Officer